UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 30, 2006
Merck & Co., Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 423-1000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1: Agreement and Plan of Merger
EX-10.1: Form of Voting Agreement
EX-99.1: Joint Press Release

Item 1.01. Entry into a Material Definitive Agreement.
On October 30, 2006, Merck & Co., Inc., a New Jersey corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sirna Therapeutics, Inc., a Delaware corporation (“Sirna”) and Spinnaker Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Sirna, with Sirna continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).
Merger Agreement
At the effective time and as a result of the Merger, each share of Sirna’s common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and extinguished and automatically converted into the right to receive an amount of cash equal to $13.00, without interest (the “Merger Consideration”). Each option to purchase shares of Sirna’s common stock outstanding as of the Effective Time will be cancelled in exchange for the right to receive a cash payment, without interest, equal to the difference between the Merger Consideration and the exercise price of such option. Each of Sirna’s outstanding warrants that are in effect immediately prior to the Effective Time will be entitled to a cash payment pursuant to the terms of such warrants.
The Merger is subject to customary closing conditions, including stockholder approval by holders of Sirna’s common stock, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, absence of government restraints, absence of any material adverse effect on Sirna subsequent to the signing of the Merger Agreement and other customary conditions. The parties also have agreed to certain covenants and agreements, including, with respect to the operation of Sirna’s business in its ordinary course between signing and closing, governmental filings and approvals, public disclosure, employee benefits and similar matters. Sirna is also subject to a “no shop” restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under certain limited circumstances to permit Sirna’s board of directors to comply with its fiduciary duties.
The Merger Agreement contains representations and warranties of each of the Company and Sirna. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Investors should read the Merger Agreement together with the other information concerning the Company and Sirna that each company publicly files in reports and statements with the Securities and Exchange Commission.
The Merger Agreement contains certain termination rights for both Sirna and the Company. The Merger Agreement provides that in certain circumstances, upon termination, Sirna may be required to pay the Company a termination fee of $42,100,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated in this Item 1.01 by reference.
Voting Agreement
In connection with the Merger Agreement, the Company has entered into a voting agreement (the “Voting Agreement”) with certain stockholders (each, a “Stockholder”) of Sirna owning approximately 36% of Sirna’s outstanding shares as of October 30, 2006, substantially in the form of Exhibit 10.1 hereto. The Stockholders include Howard Robin, the President and Chief Executive Officer of Sirna and James Niedel, a director of Sirna. The Stockholders also include certain venture funds affiliated with three directors, Douglas Fambrough, Mr. Niedel and Bryan Roberts, respectively. Among other things, the Voting Agreement provides that the Stockholder will vote all shares of capital stock of Sirna such person beneficially owns in favor of the approval of the Merger and the approval and adoption of the Merger Agreement and against any alternative proposal, and that the Stockholder will not transfer any shares owned or grant any proxies or powers of attorney with respect to any shares in contravention of the obligations under the Voting Agreement, or subject any shares owned to any pledges, liens or other encumbrances or arrangements. In addition, the Voting Agreement provides that the Stockholder will pay to the Company 50% of such Stockholder’s profit above $13.00 generally in the event of (i) the termination of the Merger Agreement in circumstances under which Sirna is or may become obligated to pay the Company a termination fee and (ii) the consummation of an alternative transaction (or a Merger with the Company at a price greater than $13.00) within one year of such termination of the Merger Agreement. Except with respect to the obligation to pay a percentage of the profits to the Company, the Voting Agreement terminates on the earlier of the effective date of the Merger and the date that the Merger Agreement has been terminated.
The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated in this Item 1.01 by reference.
Item 8.01. Other Events
On October 30, 2006, the Company and Sirna issued a joint press release announcing the execution and delivery of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 30, 2006, by and among the Company, Spinnaker Acquisition Corp. and Sirna.

10.1	Form of Voting Agreement, dated as of October 30, 2006, by and among the Company and certain stockholders of Sirna.

99.1	Joint Press Release issued by the Company and Sirna on October 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.
Date: November 3, 2006	By:	/s/ Debra A. Bollwage
DEBRA A. BOLLWAGE
Senior Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 30, 2006, by and among the Company, Spinnaker Acquisition Corp. and Sirna.

10.1	Form of Voting Agreement, dated as of October 30, 2006, by and among the Company and certain stockholders of Sirna.

99.1	Joint Press Release issued by the Company and Sirna on October 30, 2006.

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